Exhibit 21.1
Subsidiaries of AppLovin Corporation

Name of Subsidiary	Jurisdiction of Organization
AppLovin Corporation	United States
7 Minute Games Corporation	United States
Acquired IO LLC	United States
Adeven Israel Ltd	Israel
Adjust Brasil Licenciamento do Software Ltda	Brazil
Adjust France SARL	France
Adjust GmbH	Germany
Adjust Gmbh Co,. Ltd.	China
adjust Inc.	United States
Adjust Software India LLP	India
adjust International Holding GmbH	Germany
adjust K.K.	Japan
Adjust Korea Ltd	Korea (the Republic of)
Adjust Singapore PTE LTD	Singapore
Adjust Software Limited	England
AL HK Ltd	Hong Kong
AL Rewards, LLC	United States
AppLovin Business Consulting	China
AppLovin Active Holdings, LLC	United States
AppLovin Canada Corporation	Canada
AppLovin Cayman Limited	Cayman Islands
AppLovin Corporate Limited	Cayman Islands
AppLovin Cyprus Limited	Cyprus
AppLovin Games, LLC	United States
AppLovin GmbH	Germany
AppLovin KK	Japan
AppLovin Limited	Ireland
AppLovin Studios, LLC	United States
Arena of Stars LLC	United States
Belka Games, LLC	United States
Better Life Productions, LLC	United States
Bubblegum Games, LLC	United States
Clipwire Games Inc.	Canada
Cognant LLC	United States
DD Games, LLC	United States
Epic Action LLC	United States
Epic War LLC	United States
Firecraft Studios Limited Corp	Cayman Islands
Fractional Media, Inc.	United States
Geewa a.s.	Czech Republic
HippoTap, LLC	United States
Lion Studios, LLC	United States
Machine Zone KK	Japan
Machine Zone Germany GmbH	Germany
Machine Zone, Inc.	United States

Magic Tavern, Inc.	United States
MagicAnt, Inc.	Japan
MagicAnt, LLC	Japan
Mobile War LLC	United States
Morocco, Inc.	United States
MZ IP Holdings LLC	United States
PeopleFun CG, LLC	United States
PeopleFun, Inc.	United States
Poetic Cloud, LLC	United States
Redemption Games, Inc.	United States
SafeDK Mobile Ltd	Israel
Samfinaco Limited	Cyprus
Satori Worldwide, LLC	United States
Spinx Studios LLC	United States
Supreme City Games LLC	United States
Tetris IP Holdings, LLC	United States
Thrive Games, LLC	United States
Unbotify Ltd	Israel
Word and Sudoku Games LLC	United States
ZenLife Games Limited	Cyprus
ZenLife Games Ptd. Ltd.	Singapore
Zeroo Gravity Games LLC	United States